Exhibit 10.6

SUBJECT TO CONTRACT

February 25, 2015

Drax Power Limited

Drax Power Station

Selby, North Yorkshire

YO8 8PH, United Kingdom

Attn: Louise Neve

Re:	Agreement for the Sale and Purchase of Biomass dated May 1, 2013

Dear Head of Back Office:

Reference is made to that certain Agreement for the Sale and Purchase of Biomass (the “Agreement”) dated May 1, 2013, by and between Drax Power Limited (“DPL”) and RTK WP Canada, ULC (“RTK”), as amended by letter agreements dated September 23, 2013 and February 11, 2014, and under which Rentech, Inc. (the “Guarantor”) guaranteed certain obligations of RTK by way of a Parent Company Guarantee dated May 1, 2013 (“the Guarantee”).

The provisions of this letter are legally binding between Drax and RTK and the Guarantor. Unless otherwise defined, capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement, and unless expressly amended in this letter, all terms of the Agreement shall remain fully effective and shall have effect as though the provisions contained in this letter had been originally contained in the Agreement. Each Party reserves all other rights or remedies it may have now or in the future and nothing in this letter shall be deemed to be a waiver by either Party of, or consent by us to, any breach or potential breach (present or future) of any provision of the Agreement.

The Parties hereby agree as follows:

1.	In consideration for, and as a condition of, the amendments to the Agreement described in paragraph 2(A), RTK shall pay to Drax the sum of CAD$208,877 within five (5) Business Days of the date of the Buyer invoicing the Seller for such sum.

2.	Notwithstanding the provisions of Section 12 (Annual Quantity) and Section 13 (Delivery Schedule) of the Commercial Terms, or Clause 5.2 of the Terms and Conditions:

(A)	the Delivery Year 1 (Quarter 4 2014) Shipment of 45,000 Tonnes of Biomass shall be cancelled;

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SUBJECT TO CONTRACT

(B)	the Annual Quantity of Biomass to be delivered in Delivery Year 2 (2015) shall be 240,000 Tonnes and the agreed Delivery Schedule for Delivery Year 2 shall be as provided in Annex 1.

(C)	in respect of Delivery Year 2 only:

(i)	clause 15.1.2 shall not apply;

(ii)	in clause 15.1.3 the words “Not less than fourteen (14) days prior to the start of the Laycan notified by the Seller to the Buyer in accordance with clause 15.1.2” shall be replaced with “Not less than fourteen (14) days prior to the start of the Laycan specified in the Delivery Schedule contained in the amendment letter dated February 25, 2015”; and

(iii)	in consideration for, and as a condition of, the amendments to the Agreement described in paragraphs 2(B), 2(C), 3 and 4 the Seller shall, in respect of Shipments 1 to 4 (inclusive) of Delivery Year 2 (as prescribed in Annex 1) (each a “Relevant Shipment”), reduce the Price per Shipment by CAD$267,794 (a “Price Reduction”) to an aggregate total reduction of CAD$1,071,176 (the “Total Reduction”), such Price Reductions shall be applied against the Interim Commercial Invoice of the Relevant Shipments. Further, and without prejudice to the Buyer’s rights and remedies under clause 6.1 of the Agreement in respect of any Failure to Deliver by the Seller:

(a)	in the event the Seller provides notice to the Buyer pursuant to clause 6.1.1 of the Agreement or, failing such notice, if clause 6.1.3 of the Agreement applies in respect of a Relevant Shipment, the Seller shall make payment to the Buyer of the amount of the associated Price Reduction within five (5) Business Days of the date of the Buyer’s invoice; and

(b)	in the event the Seller provides notice(s) to the Buyer pursuant to clause 6.1.1 of the Agreement or, failing such notice, if clause 6.1.3 of the Agreement applies in respect of two (2) or more Relevant Shipments, the Seller shall make payment to the Buyer for the outstanding balance of the Total Reduction (being the Total Reduction less any Price Reduction(s) applied to Relevant Shipments pursuant to paragraph 2(C)(iii) and any Price Reduction payments made by the Seller to the Buyer pursuant to paragraph 2(C)(iii)(a)) within five (5) Business Days of the date of the Buyer’s invoice.

SUBJECT TO CONTRACT

(D)	the Annual Quantity of Biomass to be delivered in Delivery Year 5 (2018) shall be 436,000 Tonnes, provided that the first 36,000 Tonnes of Delivery Year 5 shall be subject to a fixed discount of CAD$12.57 per Tonne of Biomass.

the Annual Quantity of Biomass to be delivered in Delivery Year 6 (2019) shall be 436,000 Tonnes, provided that the first 36,000 Tonnes of Delivery Year 6 shall be subject to a fixed discount of CAD$15.73 per Tonne of Biomass.

(E)	For the avoidance of doubt, the Annual Quantities of Biomass to be delivered in Delivery Years 3, 4, 7-11 (inclusive) shall be as described in Section 12 (Annual Quantity) of the Commercial Terms.

3.	Section 11 of the Commercial Terms (Delivery Year 1 Start Date) shall be replaced with the following:

11	Delivery Year 1 and 2 Start Dates:

Delivery Year 1 Start Date: 1 October 2014.

Delivery Year 2 Start Date: 1 July 2015.

If either the Seller or the Buyer fails to deliver or accept (as the case may be) Shipments in accordance with the applicable Delivery Schedule after the Delivery Year 2 Start Date, clause 6.1 (in respect of the Seller) and clause 6.2 (in respect of the Buyer) shall apply.

and the following amendments shall be applied thereafter:

(A)	in paragraph 5 of Section 13 of the Commercial Terms (Delivery Schedule), reference to “the Delivery Year 1 Start Date” shall be replaced with “the Delivery Year 2 Start Date”;

(B)	in Section 17 of the Commercial Terms (Storage Facilities), reference to “the Delivery Year 1 Start Date” shall be replaced with “the Delivery Year 2 Start Date”; and

(C)	in clauses 3.3, 3.4, 4.1, 4.2, 4.5.1, 5.2, 11.2 and 15.1.6 (sub-clauses inclusive), reference to “the Delivery Year 1 Start Date” shall be replaced with “the Delivery Year 2 Start Date”.

4.	Section 8 of the Commercial Terms (Seller Plant Development Schedule) shall be amended by: deleting paragraphs (e), (f) and (g); and amending paragraph (h) so that the reference to “1 September 2014” shall be replaced with “1 April 2015”.

The Guarantor consents to RTK entering into this letter. The Guarantor agrees that its Guarantee remains in full force and effect as to the Agreement as amended by this letter.

SUBJECT TO CONTRACT

This amendment and any non-contractual obligations arising out of or in connection with it are subject to the Dispute Resolution and Governing Law and Jurisdiction provisions in clauses 35 and 36 of the Agreement.

This amendment may be executed in any number of counterparts, and by any Party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this amendment as to any party hereto to produce or account for more than one such counterpart executed and delivered by such Party. Counterparts may be executed either in original, faxed or digital transmission form and the Parties adopt any signatures received by a receiving fax machine or computer as original signatures of the Parties.

Very truly yours,
RTK WP CANADA, ULC

		By:	/s/ Dan J. Cohrs
		Name:	Dan J. Cohrs
		Title:	Chief Financial Officer & Executive Vice President

Acknowledged and Agreed:		Acknowledged and Agreed:

DRAX POWER LIMITED		RENTECH, INC.

By:	/s/ Deborah Keedy	By:	/s/ Dan J. Cohrs
Name:	Deborah Keedy	Name:	Dan J. Cohrs
Title:	Head of Biomass	Title:	Chief Financial Officer & Executive Vice President

SUBJECT TO CONTRACT

ANNEX 1

Agreed Delivery Schedule for Delivery Year 2

Shipment	Laycan	Shipment Volume
1	[*]	[*] Tonnes
2	[*]	[*] Tonnes
3	[*]	[*] Tonnes
4	[*]	[*] Tonnes
5	[*]	[*] Tonnes

All Shipment Volume Tonnages referred to in the above table can be increased or decreased by up to 10% at the Buyer’s option, provided that the total Annual Quantity for Delivery Year 2 shall not be increased or decreased by more than 5%.

*	confidential portions of this document that have been omitted have been separately filed with the Securities and Exchange Commission pursuant to an application for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended